ROSS MILLER
SECRETARY OF STATE
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofastate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.380)

                  USE BLACK INK ONLY- DO NOT HIGHLIGHT                                                                                                                                                                                                                          ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.	Name of Corporation:
MINDFULEYE, INC.

2.	The articles have been amended as follows (provide article numbers, if available):

       Article III is hereby amended as follows:

       3.1   Prior to this Amendment, the Corporation was authorized to issue 200,000,000 shares of common stock, with a par value of $0.001.

       3.2  Pursuant to this Amendment, the Corporation is now authorized to issue, 1,000,000,000 shares of common stock, with a par value of $0.001.

3.   The vote by which the stockholders holding in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

        4.                      Effective date of filing: (optional)

        5.  Signature: (required)

 X______________________________
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.